EXHIBIT 10.2

ALLONGE TO CONVERTIBLE PROMISSORY NOTE

THIS ALLONGE TO CONVERTIBLE PROMISSORY NOTE (this “Allonge”) is made this 22nd day of December 2011, by and between Entech Solar, Inc., a Delaware corporation (the “Company”), and The Quercus Trust (the “Holder”).  Capitalized terms used in this Allonge, but not defined herein, shall have the meanings given to them in the Note (as defined below).

EXPLANATORY STATEMENTS

WHEREAS, the Company made and delivered to the Holder, a Convertible Promissory Note, dated November 26, 2011, in the principal sum of FOUR HUNDRED THOUSAND DOLLARS ($400,000) (the “Note”); and

WHEREAS, the Company and the Holder desire to amend the Note to increase the price at which the unpaid principal balance of the Note is convertible into shares of Common Stock.

NOW, THEREFORE, IN CONSIDERATION of the mutual entry into this Allonge by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged by each party, the Note shall be amended as follows:

1.  Amendment of Note.  Effective December 22, 2011, the reference to “$0.05” in Section 2(a)(B) of the Note shall be deleted and replaced with “$0.08”.

2.  Attachment of Allonge to Note.  This Allonge (a) is being physically attached to the Note simultaneously with the entry into this Allonge by the parties hereto, to evidence the modification of the provisions of the Note effected hereby, and (b) shall, upon such attachment, be deemed to be a part of the Note, as fully and completely as if its provisions were set forth at length in the body of the Note.

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IN WITNESS WHEREOF, the parties have caused this Allonge to Convertible Promissory Note to be executed by their respective officers thereunto duly authorized effective as of the date first above written.

COMPANY:

ENTECH SOLAR, INC.

By:	/s/ Shelley Hollingsworth
Name:	Shelley Hollingsworth
Title:	Chief Financial Officer

Address:	13301 Park Vista Blvd., Suite 100
Fort Worth, Texas 76177

HOLDER:

THE QUERCUS TRUST

By:	/s/ David Gelbaum
Name:	David Gelbaum
Title:	Trustee

Address:	1835 Newport Blvd.
A109 - PMB 467
Costa Mesa, California 92627